UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2015, 22nd Century Group, Inc. (the “Company”) appointed Dr. Paul Rushton as Vice President of Plant Biotechnology, effective October 30, 2015.

Dr. Paul Rushton, age 53, obtained his bachelor’s degree in biochemistry at the University of Cambridge and his Ph.D degree in biochemistry at Manchester University. From 2013 until joining the Company, Dr. Rushton has been an Associate Professor of Systems Biology at Texas A&M University, from 2009 to 2013, Dr. Rushton was an Associate Professor of Biology and Microbiology at South Dakota State University, and from 2005 to 2009, Dr. Rushton held various positions up to Research Assistant Professor at the University of Virginia and during that same time Dr. Rushton was also a part of the team of scientists at the University of Virginia who worked on the sponsored research projects of the Company. Dr. Rushton also previously worked in various research positions at the University of Bristol in the United Kingdom and the Max Planck Institute for Plant Breeding in Germany. Dr. Rushton has published over fifty scientific articles and he serves on the editorial boards of a number of scientific journals.

Dr. Rushton executed an employment agreement with the Company effective October 30, 2015 (the “Employment Agreement”) for an initial term of three years that automatically renews on an annual basis thereafter unless terminated. Pursuant to the Employment Agreement, Dr. Rushton will earn an initial base salary of One Hundred Fifty Thousand Dollars ($150,000) and may become eligible for future bonuses and equity awards. Dr. Rushton also received a signing bonus of Thirty-Two Thousand Dollars ($32,000) and will be reimbursed by the Company for a temporary apartment near the Company’s offices in Clarence, New York from November 1, 2015 until January 31, 2016. Further, if Dr. Rushton’s employment is terminated by the Company without “Cause” or by Dr. Rushton for “Good Reason” (as such terms are defined in the Employment Agreement), then Dr. Rushton will be entitled to a severance benefit in the form of a continuation of his then-base salary for a period of twelve months. If Dr. Rushton is terminated or his responsibilities or salary are reduced and Dr. Rushton elects to terminate the Employment Agreement within the one year period following a “Change in Control” (as defined in the Employment Agreement), then Dr. Rushton will be entitled to a severance benefit in the form of a continuation of his then-base salary for a period of twelve months.

In connection with his appointment, Dr. Rushton will receive a stock option to purchase One Hundred Thousand (100,000) shares of the Company’s common stock at an exercise price of $0.8417 per share under the Company’s 2014 Omnibus Incentive Plan, which will vest on November 1, 2016 provided that Dr. Rushton remains employed by the Company through that time.

The above description of the Employment Agreement is qualified by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1.

Item 7.01:	Regulation FD Disclosure

On October 8, 2015, the Company issued a press release announcing the appointment of Dr. Paul Rushton as Vice President of Plant Biotechnology of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement, dated October 7, 2015, between Dr. Rushton and the Company.
Exhibit 99.1	Press Release dated October 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Henry Sicignano, III
Date: October 9, 2015	Henry Sicignano, III
President and Chief Executive Officer